                                                                  EXHIBIT (g)(2)

                              DELEGATION AGREEMENT

     AGREEMENT, dated as of April 1, 2002 by and between INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Delegate"), and HARRIS ASSOCIATES INVESTMENT TRUST, a Massachusetts business trust (the "Fund").

     WHEREAS, pursuant to the provisions of Rule 17f-5 under the Investment Company Act of 1940, as amended (the "1940 Act"), and subject to the terms and conditions set forth herein, the Board of Trustees of the Fund desires to delegate to the Delegate certain responsibilities concerning Foreign Assets (as defined below), and the Delegate hereby agrees to accept such delegation, as described herein; and

     WHEREAS, pursuant to the provisions of Rule 17f-7 under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of Trustees of the Fund desires to retain the Delegate to provide certain services concerning Foreign Assets, and the Delegate hereby agrees to provide such services, as described herein;

     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.   DEFINITIONS

     Capitalized terms in this Agreement have the following meanings:

     a.   AUTHORIZED REPRESENTATIVE

          Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party and to send notices to the other party, to add or delete jurisdictions pursuant to Article 3, and to otherwise bind the respective parties with respect to the subject matter of this Agreement.

     b.   BOARD

          Board means the Board of Trustees (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of Fund.

     c.   COUNTRY RISK

          Country Risk means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Foreign Assets held in custody.

     d.   ELIGIBLE FOREIGN CUSTODIAN

          Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1) and it is understood that such term includes foreign branches of U.S. Banks (as the term "U.S. Bank" is defined in Rule 17f-5(a)(7)).

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     e.   FOREIGN  ASSETS

          Foreign Assets has the meaning set forth in Rule 17f-5(a)(2)

     f.   FOREIGN CUSTODY MANAGER

          Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(3).

     g.   SECURITIES DEPOSITORY

          Securities Depository has the meaning set forth in Rule 17f-4(a).

     h.   MONITOR

          Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision, determination or analysis previously made.

2.   REPRESENTATIONS

     a.   DELEGATE'S REPRESENTATIONS

          Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts. Delegate further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Delegate with respect to the subject matter of this Agreement.

     b.   FUND'S REPRESENTATIONS

          Fund represents that the Board has determined that it is reasonable to rely on Delegate to perform the responsibilities described in this Agreement. Fund further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Fund with respect to the subject matter of this Agreement.

3.   JURISDICTIONS AND DEPOSITORIES COVERED

     a.   INITIAL JURISDICTIONS AND DEPOSITORIES

          The authority delegated by this Agreement in connection with Rule 17f-5 applies only with respect to Foreign Assets held in the jurisdictions listed in APPENDIX A1. Delegate's responsibilities under this Agreement in connection with Rule 17f-7 apply only with respect to the Securities Depositories listed in APPENDIX A2. Upon the creation of a new Securities Depository in any of the jurisdictions listed in APPENDIX A1 at the time of such creation, such Securities Depository will automatically be deemed to be listed in APPENDIX A2 and will be covered by the terms of this Agreement.

     b.   ADDED JURISDICTIONS AND DEPOSITORIES

          Jurisdictions and related Securities Depositories may be added to APPENDIX A1 and APPENDIX A2, respectively, by written agreement in the form of APPENDIX B. Delegate's responsibility and authority with respect to any jurisdiction or Securities Depository, respectively, so added will commence at the later of (i) the time that Delegate's Authorized Representative and Board's Authorized Representative have both executed a copy of APPENDIX B listing such jurisdiction and/or Securities Depository, or (ii) the time that Delegate's Authorized Representative receives a copy of such fully executed APPENDIX B.

     c.   WITHDRAWN JURISDICTIONS

          Board may withdraw its (i) delegation to Delegate with respect to any jurisdiction or (ii) retention of Delegate with respect to any Securities Depository, upon written notice to Delegate. Delegate may withdraw its (i) acceptance of delegated authority with respect to any jurisdiction or (ii) retention with respect to any Securities Depository, upon written notice to Board. Ten days (or such longer period as to which the parties agree in such event) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction(s) or Securities Depository as to which delegation is withdrawn.

4.   DELEGATION OF AUTHORITY TO ACT AS FOREIGN CUSTODY MANAGER

     a.   SELECTION OF ELIGIBLE FOREIGN CUSTODIANS

          Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized and directed to place and maintain Foreign Assets in the care of any Eligible Foreign Custodian(s) selected by Delegate in each jurisdiction to which this Agreement applies, except that Delegate does not accept such authorization and direction with regard to Securities Depositories.

     b.   CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS

          Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized to enter into, on behalf of Fund, such written contracts governing Fund's foreign custody arrangements with such Eligible Foreign Custodians as Delegate deems appropriate.

5.   MONITORING OF ELIGIBLE FOREIGN CUSTODIANS AND CONTRACTS

     In each case in which Delegate has exercised the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of maintaining Foreign Assets with such Eligible Foreign Custodian. In each case in which Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing Fund's foreign custody arrangements, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of such contract.

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6.   SECURITIES DEPOSITORIES

     a. In accordance with the requirements of Rule 17f-7, Delegate shall, at the time of entering into this Agreement, provide the Fund or its investment adviser with an analysis of the custody risks associated with maintaining assets with each Securities Depository listed on APPENDIX A2 hereto.

     b. In accordance with the requirements of Rule 17f-7, Delegate shall Monitor the custody risks associated with maintaining assets with each Securities Depository listed on APPENDIX A2 hereto on a continuing basis, and shall promptly notify the Fund or its investment adviser in writing of any material change in such risks.

7.   GUIDELINES AND PROCEDURES FOR THE EXERCISE OF DELEGATED AUTHORITY

     a.   BOARD'S CONCLUSIVE DETERMINATION REGARDING COUNTRY RISK

          In exercising its delegated authority under this Agreement, Delegate may assume, for all purposes, that Board (or Fund's investment adviser, pursuant to authority delegated by Board) has considered, and pursuant to its fiduciary duties to Fund and Fund's shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining Foreign Assets in the jurisdictions to which this Agreement applies. In exercising its delegated authority under this Agreement, Delegate may also assume that Board (or Fund's investment adviser, pursuant to authority delegated by Board) has, and will continue to, Monitor such Country Risk to the extent Board deems necessary or appropriate.

          Except as specifically described herein, nothing in this Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of Fund that would entail consideration of Country Risk.

     b.   SELECTION OF ELIGIBLE FOREIGN CUSTODIANS

          In exercising the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate shall determine that Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Foreign Assets will be held, after considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation;

          i. The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

          ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets;

          iii. The Eligible Foreign Custodian's general reputation and standing;

          iv. Whether Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of

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               the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States; and

          v. In the case of an Eligible Foreign Custodian that is a banking institution or trust company, any additional factors and criteria set forth in APPENDIX C to this Agreement.

     c.   EVALUATION OF WRITTEN CONTRACTS

          In exercising the authority delegated under this Agreement to enter into written contracts governing Fund's foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts provide reasonable care for Foreign Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

     d.   MONITORING OF ELIGIBLE FOREIGN CUSTODIANS

          In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Foreign Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing Fund's foreign custody arrangements, Delegate shall consider any factors and criteria set forth in APPENDIX D to this Agreement. If, as a result of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Foreign Assets to move such Foreign Assets to a different Eligible Foreign Custodian, the Fund shall bear any expense related to such relocation of Foreign Assets.

8.   STANDARD OF CARE

     a. In exercising the authority delegated under this Agreement with regard to its duties under Rule 17f-5, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets of an investment company registered under the 1940 Act would exercise.

     b. In carrying out its responsibilities under this Agreement with regard to Rule 17f-7, Delegate agrees to exercise reasonable care, prudence and diligence.

9.   REPORTING REQUIREMENTS

     Delegate agrees to provide written reports notifying Board of the placement of Foreign Assets with a particular Eligible Foreign Custodian and of any material change in Fund's arrangements with such Eligible Foreign Custodians. Such reports shall be provided to Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate in its sole discretion.

10.  PROVISION OF INFORMATION REGARDING COUNTRY RISK

     With respect to the jurisdictions listed in APPENDIX A1, or added thereto pursuant to Article 3, Delegate agrees to provide the Board and the Fund's investment adviser with access to Eyes to the WorldTM, a service available through the Delegate's Web Site at www.ibtco.com, containing information relating to Country Risk, if available, as is specified in APPENDIX E to this Agreement. Such information relating to Country Risk shall be updated from time to time as the Delegate deems necessary.

11.  LIMITATION OF LIABILITY.

     a. Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (each, a "Delegate Indemnified Party" and collectively, the "Delegate Indemnified Parties") be liable to the Fund or any third party for, and the Fund shall indemnify and hold the Delegate and the Delegate Indemnified Parties harmless from and against, any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Delegate Indemnified Party under this Agreement, except for any Claim resulting from the negligence, willful misfeasance or bad faith of the Delegate or any Delegate Indemnified Party. Without limiting the foregoing, neither the Delegate nor the Delegate Indemnified Parties shall be liable for, and the Delegate and the Delegate Indemnified Parties shall be indemnified against, any Claim arising as a result of:

          i. Any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to be genuine (other than Claims arising from the negligence, willful misfeasance or bad faith of the Bank or any Bank Indemnified Parties).

          ii. Any information which the Delegate provides or does not provide under Section 10 hereof (other than Claims arising from the gross negligence, willful misfeasance or bad faith of the Bank or any Bank Indemnified Parties).

     b. Notwithstanding anything in this Agreement to the contrary, in no event shall the Fund or any of its officers, trustees, employees or agents (each, a "Fund Indemnified Party" and collectively, the "Fund Indemnified Parties") be liable to the Delegate or any third party for, and the Delegate shall indemnify and hold the Fund and the Fund Indemnified Parties harmless from and against, any Claim to the extent arising from the negligence, willful misfeasance or bad faith of the Delegate or any Delegate Indemnified Party provided that the Delegates's indemnification obligation with respect to the acts or omissions of its subcustodians shall not exceed the indemnification provided by the applicable subcustodian to the Delegate. The Bank shall provide the Fund copies of the applicable subcustody agreements, and any amendments to such agreements, that will in reasonable detail describe such subcustodians' obligation(s) to indemnify the Bank, if any.

     c. Notwithstanding anything to the contrary in this Agreement, in no event shall any party hereto liable to the other party or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

     d. Neither party shall be liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events that are beyond such party's reasonable control; provided, however, that in the event of such failure or delay each party shall use its best efforts to ameliorate the effects of any such failure or delay and each party shall use its commercially reasonable efforts to not discriminate against the other in favor of any other customer or client in performing the services contemplated by this Agreement.

12.  EFFECTIVENESS AND TERMINATION OF AGREEMENT

     This Agreement shall be effective as of the later of the date of execution on behalf of Board or Delegate and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective 30 days after receipt by the non-terminating party of such notice.

13.  AUTHORIZED REPRESENTATIVES AND NOTICES

     The respective Authorized Representatives of Fund and Board, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in APPENDIX F. Any Authorized Representative of a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

14.  GOVERNING LAW

     This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of law.

15.  CONFIDENTIALITY

     Neither the Delegate nor the Fund shall disclose or use any nonpublic personal information (as defined by Rule 3(t) of Regulation S-P under the federal securities laws) provided by the other party, except as necessary to carry out the purposes for which such information is provided, including information that is used in accordance with Rules 14 and 15 of Regulation S-P in the ordinary course of business.

16.  BINDING ON TRUST PROPERTY ONLY

     A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of the Commonwealth of Massachusetts. Notice is hereby given that the execution and delivery of this Agreement have been authorized by the trustees of the Fund, and this Agreement has been signed and delivered by an officer of the Fund, acting as such, and neither such authorization by the trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


                                        INVESTORS BANK & TRUST COMPANY


                                        By: /s/ Michael F. Rodgers
                                        Name: Michael F. Rodgers
                                        Title: President


                                        HARRIS ASSOCIATES INVESTMENT  TRUST


                                        By: /s/ Kristi L. Rowsell
                                        Name: Kristi L. Rowsell
                                        Title: Treasurer

LIST OF APPENDICES

     A1 -- Jurisdictions Covered

     A2 - Securities Depositories Covered

     B -- Additional Jurisdictions/Securities Depositories Covered

     C -- Additional Factors and Criteria To Be Applied in the Selection of Eligible Foreign Custodians That Are Banking Institutions or Trust Companies

     D -- Factors and Criteria To Be Applied in Establishing Systems For the Monitoring of Foreign Custody Arrangements and Contracts

     E -- Information Regarding Country Risk

     F -- Authorized Representatives

                                   APPENDIX A1

                              JURISDICTIONS COVERED

         [HAIT/IBT will delete those countries which are not delegated]

                    Argentina                     Kenya
                    Austria                       Korea
                    Australia                     Latvia
                    Bahrain                       Lebanon
                    Bangladesh                    Lithuania
                    Belgium                       Luxembourg
                    Bermuda                       Malaysia
                    Bolivia                       Mauritius
                    Botswana                      Mexico
                    Brazil                        Morocco
                    Bulgaria                      Namibia
                    Canada                        Netherlands
                    Chile                         New Zealand
                    China                         Norway
                    Clearstream (Cedel)           Oman
                    Colombia                      Pakistan
                    Costa Rica                    Panama
                    Croatia                       Papau New Guinea
                    Cyprus                        Peru
                    Czech Republic                Philippines
                    Denmark                       Poland
                    Ecuador                       Portugal
                    Egypt                         Romania
                    Estonia                       Russia
                    Euroclear                     Singapore
                    Finland                       Slovak Republic
                    France                        Slovenia
                    Germany                       South Africa
                    Ghana                         Spain
                    Greece                        Sri Lanka
                    Hong Kong                     Swaziland
                    Hungary                       Sweden
                    Iceland                       Switzerland
                    India                         Taiwan
                    Indonesia                     Thailand
                    Ireland                       Turkey
                    Israel                        Ukraine
                    Italy                         United Kingdom
                    Ivory Coast                   Uruguay
                    Japan                         Venezuela
                    Jordan                        Zambia
                    Kazakhstan                    Zimbabwe

                                   APPENDIX A2

                         SECURITIES DEPOSITORIES COVERED

Argentina       CDV                      Philippines      PCD
                CRYL                                      RoSS

Australia       Austraclear Ltd.         Poland           CRBS
                CHESS                                     NDS
                RITS

Austria         OeKB AG                  Portugal         Central de Valores
                                                           Mobiliarios

Bahrain         None                     Romania          NBR
                                                          SNCDD
                                                          Stock Exchange
                                                            Registry, Clearing &
                                                            Settlement

Bangladesh      None                     Russia           DCC
                                                          NDC
                                                          VTB

Belgium         BKB                      Singapore        CDP
                CIK                                       MAS

Bermuda         None                     Slovak Republic  NBS
                                                          SCP

Botswana        None                     Slovenia         KDD

Brazil          CBLC                     South Africa     STRATE
                CETIP                                     The Central Depository
                SELIC                                       (Pty) Ltd.

Bulgaria        The Bulgarian National   Spain            Banco de Espana
                  Bank                                    SCLV
                The Central Depository

Canada          Bank of Canada           Sri Lanka        CDS
                CDS

Chile           DCV                      Sweden           VPC AB

China           SSCC                     Switzerland      SIS SegaIntersettle AG
                SSCCRC

Clearstream                              Taiwan           TSCD

Colombia        DCV                      Thailand         TSD
                DECEVAL

Costa Rica      CEVAL                    Turkey           CBT
                                                          Takasbank

Croatia         CNB                      Ukraine          Depository of the
                Ministry of Finance                         National Bank of
                SDA                                         Ukraine
                                                          MFS Depository

Czech Republic  SCP                      Uruguay          None
                TKD

Denmark         VP                       United Kingdom   CMO
                                                          CREST

Ecuador         DECEVALE, S.A.           Venezuela        BCV
                                                          CVV

Egypt           Misr for Clearing,       Zambia           Bank of Zambia
                  Settlement & Dep.                       LuSE CSD

Estonia         ECDSL                    Zimbabwe         None

Euroclear

Finland         APK

France          Sicovam SA

Germany         Clearstream

Ghana           None

Greece          Bank of Greece
                CSD

Hong Kong       CCASS
                CMU

Hungary         Keler Ltd.

India           CDSL
                NSDL

Indonesia       Bank Indonesia
                PT.KSEI

Ireland         CREST
                Gilt Settlement Office

Israel          TASE Clearing
                  House Ltd.

Italy           Banca d Italia
                Monte Titoli

Ivory Coast*    Depositaire Central/
                  Banque de Reglement

Japan           Bank of Japan
                JASDEC

Jordan          SDC

Kazakhstan      Kazakhstan Central
                  Securities Depository

Kenya           Central Bank of Kenya
                  Central Depository

Korea           KSD

Latvia          Bank of Latvia
                LCD

Lebanon         Banque de Liban
                MIDCLEAR

Lithuania       CSDL

Luxembourg      Clearstream

Malaysia        BNM (SSTS)
                MCD

Mauritius       CDS

Mexico          S.D. Indeval

Morocco         Maroclear S.A.

Netherlands     NECIGEF

New Zealand     New Zealand Central
                  Securities Depository

Norway          VPS

Oman            MDSRC

Pakistan        Central Depository Co.
                  of Pakistan Limited
                State Bank of Pakistan

Peru            CAVALI

* BENIN, BURKINA-FASO, GUINEA BISSAU, MALI, NIGERIA, SENEGAL, AND TOGO ARE AVAILABLE THROUGH THE IVORY COAST

                                   APPENDIX B

                        ADDITIONAL JURISDICTIONS COVERED

     Pursuant to Article 3 of this Agreement, Delegate and Board agree that the following jurisdictions shall be added to Appendix A1:

                   [insert additional countries/depositories]


INVESTORS BANK & TRUST COMPANY


By:
    -------------------------------------

Name:

Title:


HARRIS ASSOCIATES INVESTMENT TRUST


By:
    -------------------------------------

Name:

Title:


DATE: ___________________________________

                                   APPENDIX C

                  ADDITIONAL FACTORS AND CRITERIA TO BE APPLIED
                 IN THE SELECTION OF ELIGIBLE FOREIGN CUSTODIANS
                THAT ARE BANKING INSTITUTIONS OR TRUST COMPANIES

     In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, Delegate shall consider the following factors, if such information is available (check all that apply):

_________ None

_________ Other (list below):

                                   APPENDIX D

                       FACTORS AND CRITERIA TO BE APPLIED
                IN THE ESTABLISHING SYSTEMS FOR THE MONITORING OF
                   FOREIGN CUSTODY ARRANGEMENTS AND CONTRACTS

     In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider the following factors, if such information is available:

     1.   Operating performance

     2.   Established practices and procedures

     3.   Relationship with market regulators

     4.   Contingency planning

                                   APPENDIX E

                       INFORMATION REGARDING COUNTRY RISK

     To aid the Board in its determinations regarding Country Risk, Delegate will furnish Board at least annually with respect to the jurisdictions specified in Article 3, the following information:

1.   Copy of Addenda or Side Letters to Subcustodian Agreements

2.   Legal Opinion, if available, with regard to:

     a)   Access to books and records by the Fund's accountants

     b)   Ability to recover assets in the event of bankruptcy of a custodian

     c)   Ability to recover assets in the event of a loss

     d)   Likelihood of expropriation or nationalization, if available

     e)   Ability to repatriate or convert cash or cash equivalents

3.   Audit Report

4.   Copy of Balance Sheet from Annual Report

5.   Country Profile Matrix containing market practice for:

     a)   Delivery versus payment

     b)   Settlement method

     c)   Currency restrictions

     d)   Buy-in practice

     e)   Foreign ownership limits

     f)   Unique market arrangements

                                   APPENDIX F

                           AUTHORIZED REPRESENTATIVES

The names and addresses of each party's authorized representatives are set forth below:

     A.   BOARD

               Harris Associates Invesmtment Trust
               Two North LaSalle Street
               Chicago, IL 60602-3790
               Attention: Kristi Rowsell, Treasurer

     With a copy to:

               Bell, Boyd & Lloyd LLC
               70 West Madison Street, Suite 3300
               Chicago, IL 60602
               Attention: Cameron S. Avery

     B.  DELEGATE

               Investors Bank & Trust Company
               200 Clarendon Street
               P.O. Box 9130
               Boston, MA 02117-9130
               Attention: Director, Client Management
               Fax: (617) 330-6033

     With a copy to:

               Investors Bank & Trust Company
               200 Clarendon Street
               P.O. Box 9130
               Boston, MA 02117-9130
               Attention: Andrew S. Josef, Assistant General Counsel
               Fax: (617) 946-1929